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                                   FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: December 23, 1996




                         Commission file number 1-12579



                                OGE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

               Oklahoma                                73-1481638
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)


                               101 North Robinson
                                  P. O. Box 321
                       Oklahoma City, Oklahoma 73101-0321
                    (Address of principal executive offices)
                                   (Zip Code)

                                  405-553-3000
              (Registrant's telephone number, including area code)


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Item 5. Other Events
--------------------


Effective Date of Share Acquisition.  As described in Registration Statement No.
------------------------------------
33-61699, OGE Energy Corp. (the "Company") and Oklahoma Gas and Electric Company ("OG&E") have entered into an Agreement and Plan of Share Acquisition, whereby each share of outstanding common stock, par value $2.50 per share of OG&E (including the Rights to Purchase Series A Cumulative Preferred Stock of OG&E, but excluding shares of common stock held by holders who perfect their dissenters' rights under applicable state law) will be exchanged on a share-for-share basis for the common stock, par value $.01 per share, of the Company. As a result of this share acquisition, the Company will become the holding company parent of OG&E. Immediately following this share acquisition, OG&E will transfer the common stock of its wholly-owned subsidiary, Enogex Inc., to the Company as a dividend on the OG&E common stock then held by the Company.

         The Company and OG&E have received all regulatory and other approvals necessary to consummate the share acquisition. The share acquisition is currently expected to become effective at 3:30 p.m. on Tuesday, December 31, 1996. It will not be necessary for shareowners of OG&E to turn in their common stock certificates in exchange for stock certificates of the Company. Common stock certificates of OG&E will automatically represent the corresponding shares of common stock of the Company upon the effectiveness of the share acquisition.


Item 7. Financial Statements and Exhibits
-----------------------------------------


         (c) Exhibits.

                  Exhibit 99.01 - Description of the Company's Capital Stock.

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                                   SIGNATURES





          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                                        OGE ENERGY CORP.
                                          (Registrant)




                             By   /s/    A. M. Strecker
                             --------------------------------------
                                         A. M. Strecker
                                   Vice President and Treasurer

                              (On behalf of the registrant and in
                   his capacity as Principal Financial and Accounting Officer)




December 23, 1996

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                                  EXHIBIT INDEX


Exhibit No.                        Description
-----------                        -----------

99.01                     Description of Capital Stock